EXHIBIT 99

NEWS RELEASE

CONTACT:
Alysha Tawney
Manager, Strategy and Investor Relations
713-331-4902
(IR@stage.com)

Stage Stores Reports Fourth Quarter Positive Comparable Sales and EPS Improvement

HOUSTON, TX, March 8, 2018 - Stage Stores, Inc. (NYSE: SSI) today reported results for the fourth quarter and fiscal year ended February 3, 2018, and provided guidance for fiscal year 2018. For the fourth quarter, comparable sales increased 1.1% and net income was $5.6 million, or $0.19 per diluted share, compared to a net loss of $6.8 million or $0.25 per diluted share in the fourth quarter of 2016. On an adjusted basis, including the impact of tax matters and other items discussed below, fourth quarter net income was $13.6 million, or $0.45 per diluted share, compared to net income of $5.7 million, or $0.20 per diluted share, in the fourth quarter of 2016.

Michael Glazer, President and Chief Executive Officer commented, “We are very pleased to have ended the year with results that exceeded the high end of our guidance and the prior year, including fourth quarter positive comparable sales, gross margin expansion and significant net income growth. Our fourth quarter comparable sales increase of 1.1% reflects momentum that began in October and continued through the remainder of the year. Fourth quarter adjusted earnings per share improved 125% compared to last year. Our strategic initiatives designed to drive sales, including consistent newness in our assortments and accelerating growth in trending categories such as beauty, gifts, footwear, and activewear, proved to be successful. Additionally, we effectively managed promotions in a highly competitive environment, and ended the year with our inventory levels down 5% in department stores and the content in great shape across the entire business. The enhancements we have made to our online business continue to deliver results as ecommerce sales grew double digits in each quarter of fiscal 2017.”

Mr. Glazer continued, “Fourth quarter merchandise margin was up 140 basis points and adjusted gross profit was up 130 basis points compared to the fourth quarter last year. We also maintained our strong liquidity position throughout the year, generated positive free cash flow even after investing $47 million in acquiring selected Gordmans assets, and ended the year with $112 million of excess availability under our revolving credit facility. In addition, as part of our focus on returning value to shareholders, we recently announced our 51st consecutive quarterly cash dividend.”

Fourth Quarter Results
Fourth quarter 2017 results compared to fourth quarter 2016 results were as follows:

•	Net sales were $549 million compared to $454 million last year

•	Comparable sales increased 1.1% compared to a decline of 8.5% last year

•	Adjusted EBIT was $22.1 million compared to $13.6 million last year

•	Net income was $5.6 million compared to a net loss of $6.8 million last year

•	Adjusted net income was $13.6 million compared to $5.7 million last year

•	Earnings per diluted share were $0.19 compared to a loss per diluted share of $0.25 last year

•	Adjusted earnings per diluted share were $0.45 compared to $0.20 last year

Results for the fourth quarter 2017 reflect 14 weeks versus 13 weeks in 2016, except that comparable sales were measured over 13 weeks for both periods. Adjusted results for the fourth quarter 2017 exclude after tax charges associated with the South Hill distribution center closure, store closures, impairments, pension charges, and $6.3 million or $0.21 of the impact of federal tax reform and the valuation of net deferred tax assets. Adjusted results for the fourth quarter 2016 exclude severance charges associated with workforce reductions, store closures, and impairments.

2017 Results

Full year 2017 results compared to full year 2016 results were as follows:

•	Net sales were $1,592 million compared to $1,443 million last year

•	Comparable sales declined 3.6% compared to a decline of 8.8% last year

•	Adjusted EBIT was $(29.8) million compared to $(35.0) million last year

•	Net loss was $37.3 million compared to a net loss of $37.9 million last year

•	Adjusted net loss was $23.0 million compared to an adjusted net loss of $24.1 million last year

•	Loss per diluted share was $1.37 compared to a loss per diluted share of $1.40 last year

•	Adjusted loss per diluted share was $0.85 compared to $0.89 last year

During 2017, the company did not open any department stores and closed 21 department stores. The company added 58 Gordmans stores during 2017.

Results for the full year 2017 reflect 53 weeks versus 52 weeks in 2016, except that comparable sales were measured over 52 weeks for both years. Adjusted results for the full year 2017 exclude after-tax charges associated with the Gordmans acquisition, the South Hill distribution center closure, store closures, impairments, pension charges, and the impact of federal tax reform and the valuation of net deferred tax assets. Adjusted results for the full year 2016 exclude the consolidation of our corporate headquarters, severance associated with workforce reductions, store closures, impairments, and other strategic initiatives.

2018 Guidance
Regarding the company’s outlook for fiscal 2018, Mr. Glazer stated, “We are optimistic about 2018 and remain focused on building upon the momentum we established in our department store sales. In addition, our acquisition of Gordmans is a great opportunity for us to leverage the strength of the off-price sector, and we plan to accelerate growth in this business during the coming year. As a result, in 2018, we expect to deliver positive comparable sales, significantly improve EBIT, and generate positive free cash flow.”

For fiscal 2018, the company provided the following guidance:

•	Net sales between $1,610 million and $1,640 million

•	Comparable sales of flat to an increase of 2.0%

•	EBIT between $(29) million and $(18) million

•	Net loss between $38 million and $27 million

•	Tax rate of 0%, which, when compared to 2017, is expected to negatively impact 2018 EPS by $0.36 to $0.52 per diluted share within the comparable sales and EBIT guidance ranges

•	Loss per diluted share between $1.35 and $0.95

•	Depreciation and amortization between $55 million and $60 million

•	Capital expenditures of $30 million

•	Open one Gordmans store and close 25 to 30 department stores

Conference Call / Webcast Information
The company will post a pre-recorded conference call today at 8:30 a.m. Eastern Time to discuss its results and guidance. Interested parties may access the company’s call by dialing 866-393-5631 and providing conference ID 6378749. Alternatively, interested parties may listen to an audio webcast of the call through the Investor Relations section of the company’s website (corporate.stage.com) under the “Webcasts” caption. A replay of the call will be available online for 30 days.

About Stage Stores
Stage Stores, Inc. is a leading retailer of trend-right, name-brand values for apparel, accessories, cosmetics, footwear and home goods.  As of March 8, 2018, the company operates in 42 states through 777 BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE specialty department stores and 58 GORDMANS off-price stores, as well as an e-commerce website at www.stage.com.  For more information about Stage Stores, visit the company’s website at corporate.stage.com.

Use of Adjusted (Non-GAAP) Financial Measures
The company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures help to facilitate comparisons of company operating performance across periods. This release includes non-GAAP financial measures identified as “adjusted” results. A reconciliation of all non-GAAP financial measures to the most comparable GAAP financial measures is provided in a table included with this release.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,”

“objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the company and its customers, freight costs, the risks discussed in the Risk Factors section of the company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the company makes on related subjects in its public announcements and SEC filings.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	February 3, 2018		January 28, 2017
	Amount	% to Sales (a)	Amount	% to Sales (a)

Net sales	$549,351	100.0%	$454,443	100.0%
Cost of sales and related buying, occupancy and distribution expenses	412,709	75.1%	365,538	80.4%
Gross profit	136,642	24.9%	88,905	19.6%
Selling, general and administrative expenses	117,018	21.3%	95,988	21.1%
Interest expense	2,175	0.4%	1,435	0.3%
Income (loss) before income tax	17,449	3.2%	(8,518)	(1.9)%
Income tax expense (benefit)	11,805	2.1%	(1,674)	(0.4)%
Net income (loss)	$5,644	1.0%	$(6,844)	(1.5)%

Basic earnings (loss) per share data:
Basic earnings (loss) per share	$0.19		$(0.25)
Basic weighted average shares outstanding	27,628		27,163

Diluted earnings (loss) per share data:
Diluted earnings (loss) per share	$0.19		$(0.25)
Diluted weighted average shares outstanding	27,628		27,163

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Twelve Months Ended
	February 3, 2018		January 28, 2017
	Amount	% to Sales (a)	Amount	% to Sales (a)

Net sales	$1,592,275	100.0%	$1,442,718	100.0%
Cost of sales and related buying, occupancy and distribution expenses	1,228,780	77.2%	1,144,666	79.3%
Gross profit	363,495	22.8%	298,052	20.7%
Selling, general and administrative expenses	406,206	25.5%	356,064	24.7%
Interest expense	7,680	0.5%	5,051	0.4%
Loss before income tax	(50,391)	(3.2)%	(63,063)	(4.4)%
Income tax benefit	(13,068)	(0.8)%	(25,166)	(1.7)%
Net loss	$(37,323)	(2.3)%	$(37,897)	(2.6)%

Basic loss per share data:
Basic loss per share	$(1.37)		$(1.40)
Basic weighted average shares outstanding	27,510		27,090

Diluted loss per share data:
Diluted loss per share	$(1.37)		$(1.40)
Diluted weighted average shares outstanding	27,510		27,090

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	February 3, 2018	January 28, 2017
ASSETS
Cash and cash equivalents	$21,250	$13,803
Merchandise inventories, net	439,735	409,384
Prepaid expenses and other current assets	51,049	41,574
Total current assets	512,034	464,761

Property, equipment and leasehold improvements, net	252,788	284,110
Intangible assets	17,135	15,235
Other non-current assets, net	24,449	22,883
Total assets	$806,406	$786,989

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$145,991	$101,985
Accrued expenses and other current liabilities	67,427	66,685
Total current liabilities	213,418	168,670

Long-term debt obligations	180,350	163,749
Other long-term liabilities	68,524	74,410
Total liabilities	462,292	406,829

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized, 32,806 and 32,340 shares issued, respectively	328	323
Additional paid-in capital	418,658	410,504
Treasury stock, at cost, 5,175 shares, respectively	(43,298)	(43,286)
Accumulated other comprehensive loss	(5,177)	(5,648)
(Accumulated deficit) retained earnings	(26,397)	18,267
Total stockholders' equity	344,114	380,160
Total liabilities and stockholders' equity	$806,406	$786,989

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Twelve Months Ended
	February 3, 2018	January 28, 2017
Cash flows from operating activities:
Net loss	$(37,323)	$(37,897)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and impairment of long-lived assets	67,161	91,656
(Gain) loss on retirements of property, equipment and leasehold improvements	(918)	296
Deferred income taxes	(1,078)	(20,224)
Tax deficiency from stock-based compensation	—	(4,565)
Stock-based compensation expense	8,386	9,461
Amortization of debt issuance costs	289	229
Deferred compensation obligation	12	218
Amortization of employee benefit related costs and pension settlement charges	1,235	897
Construction allowances from landlords	1,228	7,079
Other changes in operating assets and liabilities:
Decrease in merchandise inventories	1,419	26,612
(Increase) decrease in other assets	(8,532)	754
Increase in accounts payable and other liabilities	43,582	9,768
Net cash provided by operating activities	75,461	84,284

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(38,630)	(74,257)
Proceeds from insurance and disposal of assets	2,413	1,179
Business acquisition	(36,144)	—
Net cash used in investing activities	(72,361)	(73,078)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	575,210	512,873
Payments of revolving credit facility borrowings	(555,624)	(510,011)
Proceeds from long-term debt obligation	—	5,830
Payments of long-term debt obligations	(6,414)	(4,252)
Payments of debt issuance costs	(34)	(815)
Payments for stock related compensation	(251)	(859)
Cash dividends paid	(8,540)	(16,656)
Net cash provided by (used in) financing activities	4,347	(13,890)
Net increase (decrease) in cash and cash equivalents	7,447	(2,684)

Cash and cash equivalents:
Beginning of period	13,803	16,487
End of period	$21,250	$13,803

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except earnings per share)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	February 3, 2018	January 28, 2017	February 3, 2018	January 28, 2017
Net income (loss) (GAAP)	$5,644	$(6,844)	$(37,323)	$(37,897)
Business acquisition costs (pretax)	(110)	—	9,059	—
Store closures, impairments and other strategic initiatives (pretax)	1,648	19,861	2,608	21,256
South Hill distribution center closure (pretax)	828	—	828	—
Pension settlement charge (pretax)	65	—	438	—
Consolidation of corporate headquarters (pretax)	—	—	—	110
Severance charges associated with workforce reduction (pretax)	—	839	—	1,632
Income tax impact of above adjustments	(803)	(8,189)	(4,979)	(9,179)
Valuation allowance on net deferred tax assets (tax)	6,077	—	6,077	—
Federal tax reform (tax)	255	—	255	—
Adjusted net income (loss) (non-GAAP)	$13,604	$5,667	$(23,037)	$(24,078)

Diluted earnings (loss) per share (GAAP)	$0.19	$(0.25)	$(1.37)	$(1.40)
Business acquisition costs (pretax)	—	—	0.33	—
Store closures, impairments and other (pretax)	0.05	0.70	0.09	0.78
South Hill distribution center closure (pretax)	0.03	—	0.03	—
Pension settlement charge (pretax)	—	—	0.02	—
Consolidation of corporate headquarters (pretax)	—	—	—	—
Severance charges associated with workforce reduction (pretax)	—	0.03	—	0.06
Income tax impact of above adjustments	(0.03)	(0.29)	(0.18)	(0.33)
Valuation allowance on net deferred tax assets (tax)	0.20	—	0.22	—
Federal tax reform (tax)	0.01	—	0.01	—
Adjusted diluted earnings (loss) per share (non-GAAP)(a)	$0.45	$0.20	$(0.85)	$(0.89)

(a) Adjusted diluted earnings per share for the three months ended January 28, 2017, reflect a $0.01 adjustment attributable to the weighted average shares outstanding used in the computations for a GAAP net loss and non-GAAP net income. GAAP diluted loss per share excludes the effect of potentially dilutive shares due to a net loss for the period, whereas adjusted diluted earnings per share includes the effect of dilutive shares due to adjusted net income for the period.

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands) (Unaudited)

	Three Months Ended		Twelve Months Ended
	February 3, 2018	January 28, 2017	February 3, 2018	January 28, 2017
Net income (loss) (GAAP)	$5,644	$(6,844)	$(37,323)	$(37,897)
Interest expense	2,175	1,435	7,680	5,051
Income tax expense (benefit)	11,805	(1,674)	(13,068)	(25,166)
Earnings before interest and taxes (EBIT) (non-GAAP)	19,624	(7,083)	(42,711)	(58,012)
Business acquisition costs (pretax)	(110)	—	9,059	—
Store closures, impairments and other strategic initiatives (pretax)	1,648	19,861	2,608	21,256
South Hill distribution center closure (pretax)	828	—	828	—
Pension settlement charge (pretax)	65	—	438	—
Consolidation of corporate headquarters (pretax)	—	—	—	110
Severance charges associated with workforce reduction (pretax)	—	839	—	1,632
Adjusted EBIT (non-GAAP)	$22,055	$13,617	$(29,778)	$(35,014)

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands) (Unaudited)

	Three Months Ended
	February 3, 2018		January 28, 2017
	Amount	% to Sales (a)	Amount	% to Sales (a)
Gross profit (GAAP)	$136,642	24.9%	$88,905	19.6%
Store closures and impairments	1,464	0.3%	19,353	4.3%
Adjusted gross profit (non-GAAP)	$138,106	25.1%	$108,258	23.8%

	Twelve Months Ended
	February 3, 2018		January 28, 2017
	Amount	% to Sales (a)	Amount	% to Sales (a)
Gross profit (GAAP)	$363,495	22.8%	$298,052	20.7%
Store closures and impairments	2,047	0.1%	19,584	1.4%
Adjusted gross profit (non-GAAP)	$365,542	23.0%	$317,636	22.0%

(a) Percentages may not foot due to rounding.

	Three Months Ended		Twelve Months Ended
	February 3, 2018	January 28, 2017	February 3, 2018	January 28, 2017
Selling, general and administrative expenses (GAAP)	$117,018	$95,988	$406,206	$356,064
Business acquisition costs	110	—	(9,059)	—
Store closures and other strategic initiatives	(184)	(508)	(561)	(1,672)
South Hill distribution center closure	(828)	—	(828)	—
Pension settlement charge	(65)	—	(438)	—
Consolidation of corporate headquarters	—	—	—	(110)
Severance charges associated with workforce reduction	—	(839)	—	(1,632)
Adjusted selling, general and administrative expenses (non-GAAP)	$116,051	$94,641	$395,320	$352,650

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(in millions) (Unaudited)

	2018 Guidance
	Low	High
Net loss (GAAP)	$(38)	$(27)
Interest expense	9	9
Income tax	—	—
EBIT (non-GAAP)	$(29)	$(18)